Exhibit 99(a)

Household Finance Corporation
HRSI Funding, Inc. II
Household Private Label Credit Card Master Note Trust I, Series 2001-1


Original Class A Principal                      400,000,000.00
Number of Class A Bonds (000's)                     400,000.00
Original Class B Principal                       58,275,000.00
Number of Class B Bonds (000's)                      58,275.00


Distribution Date                                                2002 Totals

CLASS A
-------
Class A Principal Distributions                                            0.00
Class A Interest                                                   7,850,572.66


CLASS B
-------
Class B Principal Distributions                                            0.00
Class B Interest                                                   1,326,390.08